SCHEDULES TO EXHIBIT 10.1 (SHARE EXCHANGE AGREEMENT DATED APRIL 12, 2000)

                                  SCHEDULE 1.1
                                   DEFINITIONS

"Affiliate and Associate" means an "affiliate" and "associate", respectively, as
         those  terms  are  defined  in  the  Business   Corporation  Act,  1990
         (Ontario), as amended on the date hereof.

"Agreement" means the Agreement and any instrument supplemental or ancillary to it.

"Ancillary  Agreements"  means  all  documents,  agreements,   certificates  and
         instruments to be executed or delivered by any Person under this Agreement including the Support Agreement.

"Authorized Representatives" means employees, agents, counsel, accountants and other representatives.

"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Ontario.

"Capital Expenditures"  means  expenditures  which,  in accordance with Canadian generally accepted accounting principles consistently applied, are chargeable to capital or fixed assets accounts and includes expenditures in connection with the acquisition by, purchase, erection or construction of lands, fixed assets, plant, machinery and/or equipment, whether fixed or moveable.

"China eMall Business" means China eMall's Business of providing internet marketing and information services to facilitate trades between Chinese and Western businesses and its aims to establish an on-line international trade market center for Chinese products.

"China eMall Business Agreements" means the business agreements undertaken in the normal course of business.

"China eMall Financial Statements" means the financial statements of China eMall attached as Schedule 5.1 (m).

"China eMall Records" means China eMall's books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.

"China eMall Shareholders" shareholders of all the issued and outstanding common shares of China eMall as set out in Schedule 4.1 (e).

"China Shares" means the common shares of China eMall currently owned by the China Vendors as listed in Schedule 4.1 (e).

"China  Vendors" means Uphill,  GDCT, Gang Chai, Qin Lu Chai, Qing Wang, Tai Xue
         Shi, Charles He, and Forte.

"Claims" means claims, demands, actions, causes of action, damages, losses, costs, fines, penalties, interest, liabilities and expenses, including, without limitation, reasonable legal fees.

"Closing" means the completion of the transactions contemplated by this Agreement pursuant to this Agreement.

"Closing Date" means April 12, 2000, or such other later date as may be agreed to by the Parties.

"Closing Time" means 2:00 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as may be agreed to by the Parties.

"Encumbrances"  means  any  mortgage,   charge,   pledge,   hypothecate,   lien,
         encumbrance, restriction, option, right of others or security interest of any kind.

"Exchangeable Shares" means Class B Exchangeable Shares of China eMall (to be created), that will have the rights, privileges and restrictions substantially as set out in Schedule 2.8.

"GDCT Agreements" means the business agreements undertaken in the normal course of business and set out in Schedule 5.3 (p).

"GDCT Business" means the holding of common shares of China eMall and no other activity, business or holdings.

"GDCT Financial  Statements" means the financial  statements of GDCT attached as
         Schedule 5.3 (m).

"GDCT Shares" means all the issued and outstanding common shares in the capital of GDCT Capital Inc. currently owned by the shareholders as listed in Schedule 4.3 (e).

"GDCT Vendors" means Qing Wang and Tai Xue Shi.

"Governmental  Authorities"  means  any  applicable   Canadian  or  non-Canadian
         federal, provincial and municipal agency, ministry, crown corporation, department, inspector and official.

"Interim Period" means the period commencing on the date of this Agreement and ending immediately before the opening of business on the Closing Date.

"NASD" means the National Association of Securities Dealers.

"NASDAQ"  means  the  National   Association  of  Securities  Dealers  Automated
         Quotation System.

"OSC" means the Ontario Securities Commission.

"Parties" means the parties to the Agreement and "Party" means any one of them.

"Permits"means authorizations, registrations, permits, approvals or licenses that can be issued or granted by Governmental Authorities.

"Person" means an  individual,  body  corporate,  partnership,  trustee,  trust,
         unincorporated   association,    executor,   administrator   or   legal
         representative.

"Purchaser Business" means a developmental stage company in the e-commerce industry including data content delivery to the point of sale, incorporation of consumer loyalty marketing programs based on smartcard technology, the development of internet access set-top boxes, and the identification of technologies and market opportunities in internet and interactive media e-commerce and smartcard marketing.

"Purchaser Business Agreements" means the business agreements undertaken in the normal course of business and set out in Schedule 6.1 (m).

"Purchaser Financial Statements" means the financial statements of the Purchaser attached as Schedule 6.1 (n).

"Purchaser Records" means the Purchaser's books, records, files, including business and financial records, documentation and information, whether in writing or stored in any retrieval system or database.

"Records" means the China eMall Records and the Purchasers' Records.

"Regulatory Approval" means the approvals and consents of applicable  regulatory
         authorities,   which  are   required  to  complete   the   transactions
         contemplated by this Agreement.

"Share Conversion" has the meaning attributed to it in section 2.2.

"Shareholder Approval" means approval by the holders of the common shares of China eMall in respect to the transactions contemplated by this Agreement.

"Uphill Agreements" means the business agreements undertaken in the normal course of business and set out in Schedule 5.2 (p).

"Uphill Business" means the holding of common shares of China eMall and no other activity, business or holdings.

"Uphill Financial Statements" means the financial statements of Uphill attached as Schedule 5.2 (m).

"Uphill Shares" means all the issued and outstanding common shares in the capital of Uphill Capital Inc. currently owned by the shareholders as listed in Schedule 4.3 (e).

"Uphill Vendors" means Gang Chai and Qin Lu Chai.

"Vendors" means the China Vendors.

                                  SCHEDULE 2.8
                               EXCHANGEABLE SHARES

The rights, privileges, restrictions and conditions of the Class A Special Shares and the Class B Special Shares will be substantially as follows:

(a)      Definitions
         -----------

The term "Redemption Amount" where used herein with reference to a:

(i) Class A Special share, means an amount per Class A Special share equal to the original issue price for such Class A Special share;

(ii) Class B Special share (an "Exchangeable Share") means one common share in the capital of VHS Network Inc., ("VHS") a corporation formed under the laws of the State of Florida in the United States of America (the "VHS Share");

The term "Redemption Price" where used herein with reference to:

(i) a Class A Special share shall mean, at the relevant time, the respective Redemption Amount of such share together with all dividends declared thereon and unpaid; and

(ii) an Exchangeable Share shall mean, at the relevant time, the respective Redemption Amount of such share together with all dividends declared on the VHS Share and unpaid.

(b)      Dividends
         ---------

The directors may, in their discretion, declare dividends or other distributions on the Class A Special shares, the Exchangeable Shares and the common shares or on any of such classes of shares, wholly to the exclusion of the other classes of shares, at such times or from time to time and in such differing amounts among classes as they may deem advisable; provided that:

(i) the holders of the Class A Special shares shall be entitled to receive each year, for each such Class A Special share held by them, out of moneys of the Corporation properly applicable to the payment of dividends before the payment of any dividends of the Corporation to the holders of the Exchangeable Shares and the common shares or any other shares of the Corporation ranking after the Class A Special shares, one or more non-cumulative preferential dividends of an aggregate amount equal to a minimum of 0.0% and a maximum of 10.0% of the Redemption Amount for each such Class A Special share held by them;

(ii) the holders of the Exchangeable Shares shall be entitled to receive each calendar year, for each such Exchangeable Share held by them, out of moneys of the Corporation properly applicable to the payment of dividends or other distributions before the payment of any dividends of the Corporation to the holders of the common shares or any other shares of the Corporation ranking after the Exchangeable Shares, one or more non-cumulative preferential dividends or other distributions of an aggregate amount equal to the dividends or distributions paid on the VHS Shares during such calendar year.

(c)      Return of Capital
         -----------------

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, whether voluntary or involuntary, the holders of the Class A Special shares shall be entitled to receive out of the property and assets of the Corporation before any amount shall be paid or any property or assets of the Corporation are distributed to the holders of the Exchangeable Shares and the common shares or any other shares of the Corporation ranking after the Class A Special shares, an amount equal to the Redemption Price of each Class A Special share held by them.

After payment to the holders of the Class A Special shares of the amounts provided above, the holders of the Exchangeable Shares shall be entitled to

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

receive out of the property and assets of the Corporation, before any amount shall be paid or any property or assets of the Corporation are distributed to the holders of the common shares or any other shares of the Corporation ranking after the Exchangeable Shares, an amount equal to the Redemption Price of each Exchangeable Share held by them.

After payment to the holders of the Class A Special shares and the Exchangeable Shares of the amounts provided above, the holders of the Class A Special shares and the Exchangeable Shares shall not be entitled as such to share in any further distribution of the property or assets of the Corporation.

All property and assets of the Corporation remaining after satisfying the foregoing rights of the holders of the Class A Special shares and the Exchangeable Shares shall be distributed on a pro-rata basis to the holders of the common shares.

(d)      Redemption by the Corporation
         -----------------------------

The Corporation may, upon giving notice as hereinafter provided, redeem at any time all or any part of the Class A Special shares on payment (in cash or in kind) for each Class A Special Share to be redeemed of the Redemption Price thereof. Not less than seven days written notice of such redemption shall be given by mailing such notice to the registered holders of the Class A Special shares to be redeemed, specifying the date (in this paragraph referred to as the "Redemption Date") and the place or places of redemption. If notice of any such redemption is given by the Corporation in the manner aforesaid and an amount sufficient to redeem such Class A Special shares is deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the Redemption Date, the Class A Special shares in respect of which such deposit was made shall be deemed to be redeemed on the Redemption Date and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon surrender of the certificates for such Class A Special shares, to receive payment therefor without interest out of the monies so deposited. Any interest allowed on any such deposit shall belong to the Corporation.

The Corporation may, upon giving notice as hereinafter provided, redeem:

(i) at any time after the expiration of the earlier of (A) three years from the date on which a Form SB-2 or similar filing has been filed with the SEC with respect to the common shares of VHS Network Inc. and the SEC has reach a position of no further comment, and (B) five years after which such Exchangeable Shares were issued; or

(ii) after there has been an offer to acquire outstanding voting or equity securities of a class of VHS made to any person or corporation or to a security holder of VHS issuer where the securities subject to the offer to acquire, together with the offeror's securities, constitute 20 per cent or more of the outstanding securities of that class of securities of VHS at the date of the offer to acquire;

all or any part of the Exchangeable Shares on payment of one VHS Share for each Exchangeable Share to be redeemed.

Notwithstanding the foregoing, if and whenever at any time the outstanding Exchangeable Shares or the outstanding VHS Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different shares, the basis of satisfying such redemption then in effect shall be appropriately adjusted and any holder of Exchangeable Shares who has not exercised the right of exchange prior to the effective date of such subdivision, redivision, change, consolidation or reclassification shall be entitled to receive and shall accept, upon the redemption, in lieu of the number of VHS Shares to which the holder was theretofore entitled upon conversion, the aggregate number of VHS Shares that such holder of Exchangeable Shares would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, such holder had been the registered holder of the number of VHS Shares to which such holder was theretofore entitled upon exchange. Not less than seven days written notice of such redemption shall be given by mailing such notice to the registered holders of the Exchangeable Shares to be redeemed, specifying the date (in this paragraph referred to as the "Redemption Date") and the place or places of redemption. If notice of any such redemption is given by the Corporation in the manner aforesaid and an amount sufficient to redeem such Exchangeable Shares is deposited with any trust company or chartered bank in Canada, as specified in the notice, on or before the Redemption Date, the Exchangeable Shares in respect of which such deposit was made shall be deemed to be redeemed on the Redemption Date and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon surrender of the certificates for such Exchangeable Shares, to receive payment therefor without interest out of the monies so deposited. Any interest allowed on any such deposit shall belong to the Corporation.

(e)      Redemption by Shareholder
         -------------------------

A holder of Class A Special shares shall be entitled to require the Corporation to redeem at any time or times all or any of the Class A Special shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate or certificates representing the Class A Special shares which the registered holder desires to have the Corporation redeem, together with a written request specifying:

(i) that the registered holder desires to have the Class A Special shares represented by such certificate or certificates redeemed by the Corporation; and

(ii) the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Class A Special shares.

The Redemption Date shall not be less than seven days after the day on which the written request is received by the Corporation. Upon receipt of the share certificate or certificates representing the Class A Special shares which the registered holder desires to have the Corporation redeem together with such request, the Corporation shall, on the Redemption Date, redeem such Class A Special shares by paying to the registered holder an amount equal to the aggregate Redemption Price of the Class A Special shares being redeemed. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The Class A Special shares so requested to be redeemed shall be redeemed on the Redemption Date and from and after the Redemption Date such Class A Special shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Class A Special shares in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, in which event the rights of the holder of such Class A Special Shares shall remain unaffected.

A holder of Exchangeable Shares shall be entitled to require the Corporation to redeem at any time or times all or any of the Exchangeable Shares registered in the name of such holder on the books of the Corporation by tendering to the Corporation at its registered office a share certificate or certificates representing the Exchangeable Shares which the registered holder desires to have the Corporation redeem, together with a written request specifying:

(i) that the registered holder desires to have the Exchangeable Shares represented by such certificate or certificates redeemed by the Corporation; and

(ii) the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Exchangeable Shares.

The Redemption Date shall not be less than seven days after the day on which the written request is received by the Corporation. Upon receipt of the share certificate or certificates representing the Exchangeable Shares which the registered holder desires to have the Corporation redeem together with such request, the Corporation shall, on the Redemption Date, redeem such Exchangeable Shares by delivery to the registered holder one issued and outstanding VHS Share for every Exchangeable Share redeemed.

Notwithstanding the foregoing, if and whenever at any time the outstanding Exchangeable Shares or the outstanding VHS Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different shares, the basis of satisfying such redemption then in effect shall be appropriately adjusted and any holder of Exchangeable Shares who has not exercised the right of exchange prior to the effective date of such subdivision, redivision, change, consolidation or reclassification shall be entitled to receive and shall accept, upon the redemption, in lieu of the number of VHS Shares to which the holder was theretofore entitled upon conversion, the aggregate number of VHS Shares that such holder of Exchangeable Shares would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, such holder had been the registered holder of the number of VHS Shares to which such holder was theretofore entitled upon exchange. Such payment of an amount, if applicable, shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. The Exchangeable Shares so requested to be redeemed shall be redeemed on the Redemption Date and from and after the Redemption Date such Exchangeable Shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of holders of Exchangeable Shares in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, in which event the rights of the holder of such Exchangeable Shares shall remain unaffected.

(f)      Voting
         ------

The holders of the Class A Special shares and the common shares shall be entitled to receive notice of and to attend and vote at all meetings of the

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

shareholders of the Corporation and each of the Class A Special shares or Common Shares, as the case may be, shall confer on the holder thereof the right to one vote in person or by proxy at all meetings of shareholders of the Corporation.

The holders of the Exchangeable Shares shall, subject to certain conditions, not be entitled to receive notice of or to attend or vote at any meeting of the shareholders of the Corporation save and except that the holders of the Exchangeable Shares shall always be entitled to notice of and to attend and vote at any meeting of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.

(g)      Exchange
         --------

The holders of the Exchangeable Shares shall have the right at any time to exchange Exchangeable Shares into VHS Shares at any time on the basis of one VHS Share for each Exchangeable Share so exchanged.

The exchange may be exercised by notice in writing given to the Corporation at its registered office, accompanied by the certificate or certificates representing the Exchangeable Shares in respect of which the holder thereof desires to exercise the right of exchange. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Exchangeable Shares which the holder desires to have exchanged. If less than all of the Exchangeable Shares represented by a certificate or certificates accompanying such notice are to be exchanged, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the number of Exchangeable Shares comprised in the certificates so surrendered which are not to be exchanged.

In the case of any Exchangeable Shares which may be called for redemption, the right of exchange thereof shall, notwithstanding anything contained herein, cease and terminate at the close of business on the last business day before the date fixed for redemption, provided however, that if the Corporation shall fail to redeem such Exchangeable Shares in accordance with the notice of redemption the right of conversion shall thereupon be restored.

If and whenever at any time the outstanding Exchangeable Shares or the outstanding VHS Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of shares or reclassified into different shares, the basis of conversion then in effect shall be appropriately adjusted and any holder of Exchangeable Shares who has not exercised the right of exchange prior to the effective date of such subdivision, redivision, change, consolidation or reclassification shall be entitled to receive and shall accept, upon the exercise of such right at any time on the effective date or thereafter, in lieu of the number of VHS Shares to which the holder was theretofore entitled upon conversion, the aggregate number of VHS Shares that such holder of Exchangeable Shares would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, such holder had been the registered holder of the number of VHS Shares to which such holder was theretofore entitled upon exchange.

(h)      Restriction on Dividends, Purchase or Redemption
         ------------------------------------------------

Notwithstanding any other provision hereof, the Corporation shall not, without the prior written consent of all of the holders of the Remaining Shares, as defined below, pay any dividend, purchase, redeem or otherwise acquire or cancel, or return the stated capital in respect of any outstanding shares of the Corporation if the payment of such dividend or the completion of such purchase, redemption, acquisition or cancellation or return of stated capital would cause the realizable value of the Corporation's assets to be less than the aggregate of:

(i)      its liabilities;

(ii)     the stated capital of the Remaining Shares; and

(iii) the amount, if any, by which the aggregate Redemption Price of the Remaining Shares exceeds the stated capital attributable to such Remaining Shares.

In this paragraph "Remaining Shares" means the Class A Special shares and the Exchangeable Shares of the Corporation that would be issued and outstanding immediately after the payment of the dividend or the completion of the purchase, redemption, acquisition, cancellation or return of capital giving rise to the application of this subparagraph (g).

                                  SCHEDULE 3.1
                                SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT is made as of the      day of April, 2000,
BETWEEN

         VHS NETWORK, INC.
         a corporation incorporated under the laws of the State of Florida
         (hereinafter referred to as the "Purchaser")
                                                              OF THE FIRST PART,
and

         CHINA EMALL CORPORATION.,
         a corporation incorporated under the laws of the Province of Ontario
         (hereinafter referred to as "China eMall")
                                                             OF THE SECOND PART.

         WHEREAS the Purchaser and China eMall have entered into an agreement (the "Amended and Restated Share Exchange Agreement") with the shareholders of China eMall Corporation ("China eMall") whereby the certain shareholders of China eMall, before giving effect to the Share Exchange Agreement, shall exchange all of their common shares of China eMall for exchangeable preference shares (the "Exchangeable Shares") of China eMall that are exchangeable into common shares of the Purchaser.

         AND  WHEREAS  After the Closing  Date as defined in the Share  Exchange
Agreement   China  eMall  will  be  a  wholly-owned   subsidiary  of  two  other
wholly-owned subsidiaries of the Purchaser.

         NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants hereinafter contained and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Parties), the Parties agree as follows:

1. China eMall will be funded by the Purchaser with sufficient resources (including, without limitation, issued and outstanding common shares in the capital of the Purchaser) to permit China eMall to satisfy its dividend, redemption and retraction obligations with respect to the Exchangeable Shares in the capital of China eMall outstanding from time to time;

2. the Purchaser may not, subdivide, re-divide or change into a greater or consolidated into a lesser number of shares or reclassify into different shares, the common shares of the Purchaser without ensuring that the rights of the holders of the Exchangeable Shares shall be appropriately adjusted to ensure that the rights of the holders of the Exchangeable Shares are not diminished and that the fair market value of the Exchangeable Shares is not decreased directly or indirectly, in any manner whatsoever.

         IN WITNESS WHEREOF this agreement has been executed by the Parties each as of the day and year first before written.

         THIS AGREEMENT IS HEREBY EXECUTED on the date set forth above.

                                            VHS NETWORK, INC.
                                            Per: _______________________
                                                     A.S.O.

                                            CHINA EMALL CORPORATION
                                            Per:  ______________________
                                                     A.S.O.

                                SCHEDULE 4.1 (e)
                              LIST OF CHINA VENDORS

                                            Number of
Shareholder                                 Common Shares
-----------                                 -------------
Uphill Capital Inc.                         200,000
Gang Chai                                   199,572
Qin Lu Chai                                 199,571
Charles He                                  364,000
GDCT Investment Inc.                        200,000
Qing Wang                                   192,000
Tai Xue Shi                                 192,000
Forte Management Corp.                      200,000

TOTAL                                     1,747,143


--------------------------------------------------------------------------------

                                SCHEDULE 4.2 (e)
                             LIST OF UPHILL VENDORS

Shareholder                                 Number of Common Shares
-----------                                 -----------------------
Gang Chai                                   50
Qin Lu Chai                                 50

--------------------------------------------------------------------------------

                                SCHEDULE 4.3 (e)
                              LIST OF GDCT VENDORS

Shareholder                                 Number of Common Shares
-----------                                 -----------------------
Qing Wang                                   350,000
Tai Xue Shi                                 350,000

                                SCHEDULE 5.1 (m)
                        CHINA EMALL FINANCIAL STATEMENTS

Wasserman                                     North American Centre, Xerox Tower
Ramsay                 5650 Yonge Street, Suite 1303, North York, Canada M2M 4G3
----------                                Tel. (416) 226-4631 Fax (416) 226-9562
Chartered Accountants                           Internet Email:   kevram@ibm.net


AUDITORS' REPORT

To the Shareholders of
China Emall Corporation:

We have audited the interim balance sheet of China Emall Corporation as at August 31, 1999, and the interim statements of loss and deficit and changes in financial position from the period from incorporation (February 5, 1999) to August 31, 1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these interim financial statements present fairly, in all material respects, the financial position of the company as at August 31, 1999 and the results of its operations and the changes in its financial position for the period from incorporation (February 5,1999) to August 31, 1999 in accordance with generally accepted accounting principles.

Toronto, Ontario
September 28, 1999

                                                           "Wasserman Ramsay"
                                                           Chartered Accountants

CHINA EMALL CORPORATION

  (Incorporated under the provisions of the Ontario Business Corporations Act)

                     INTERIM BALANCE SHEET- AUGUST 31, 1999

                                                                   1999
                                                               --------
                                     ASSETS

Long term:
                  Computer equipment                           $ 10,158
          Deferred web site development costs                    23,542
                                                               --------

                                                               $ 33,700

                                   LIABILITIES

Current:
    Advance from shareholders (Note 4)                         $  4,012
    Accounts payable                                              1,749
                                                               --------
                                                                  5,761

                              SHAREHOLDERS' EQUITY

Capital stock:
Authorized:
Unlimited common shares
Unlimited preference share issuable in series
Issued
1,300,000 common shares (Note 3)                                 30,600
Deficit                                                          (2,661)
                                                               --------
                                                                 27,939
                                                               --------

                                                               $ 33,700
                                                               ========

Approved on behalf of the Board:


                                                Gang Chai, Director

   The accompanying notes form an integral part of these financial statements

                             CHINA EMALL CORPORATION

                      INTERIM STATEMENT OF LOSS AND DEFICIT

             FOR THE PERIOD FROM INCORPORATION (FEBRUARY 5, 1999) TO
                              AUGUST 31, 1999 1999

Expenses:
   Legal and audit expense                                        2,661
                                                                  -----

   Net loss for the period and deficit end of period           (2,661)
                                                               --------


               INTERIM STATEMENT OF CHANGES IN FINANCIAL POSITION

             FOR THE PERIOD FROM INCORPORATION (FEBRUARY 5, 1999) TO
                                AUGUST 31, 1999

                                                                   1999
                                                               --------
Cash was provided by (used in) the following activities:

Operations:
   Net loss for the period                                     $ (2,661)
   Add: Item not involving an outlay of cash
   Net change in non-cash working capital items                   1,749
                                                               --------
                                                                   (912)

Financing:
   Issuance of common shares (Note 3)                            30,600
   Advances from shareholders                                     4,012
                                                               --------
                                                                 34,612

Investing:
   Deferred wed site development costs                          (23,542)
   Acquisition of computer equipment                            (10,158)
                                                                (33,700)

   Net change in cash and cash end of period                   $ -
                                                               ========




   The accompanying notes form an integral part of these financial statements.

                             CHINA EMALL CORPORATION

NOTES TO INTERIM FINANCIAL STATEMENTS

AUGUST 31, 1999

1.   Incorporation and nature of operations:

The corporation was incorporated under the Ontario Business Corporations Act on February 5, 1999

The Company is in the process of developing a web site to sell products from China on a wholesale basis via the internet. As of August 31, 1999 the Company was in the development stage, that is, it was still developing its web site and had not began planned principal operations. No revenue has been received to date. All costs incurred to date relating to development of the web site have been deferred and will be amortized by charges to income over a period of 3 years once planned principal operations have commenced.

At the present time it is unknown whether a market will develop for the Company's services. In addition, the Company is dependent upon raising further funds, either through advances from shareholders or private placements, in order to complete development of its web site and generate cash inflows.

2.   Summary of significant accounting policies:

     a)  Deferred web site development costs:

         Web site development costs incurred to date have been deferred and will be amortized by charges against income over a period of 3 years once planned principal operations have commenced.

     b)  Computer equipment:

         Computer equipment is recorded at cost. Depreciation will be provided for at the rate of 30% on a declining balance basis once the Company commences planned principal operations.

     c)  Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

d)       Financial instruments:

         The Company's financial instruments recognized in the balance sheet consists accounts payable. The fair value of these financial instruments approximate their carrying value due to the short maturity or current market rate associated with this instrument.

                             CHINA EMALL CORPORATION

NOTES TO INTERIM FINANCIAL STATEMENTS AUGUST 31, 1999

3.   Capital stock:

     The company has issued common shares as follows:

                                                          #  shares   $  value

     To directors and officers - for cash                   400,000   $ 30,000
     To directors and officers - for services provided      900,000        600
                                                          ---------   --------
     Balance August 31, 1999                              1,300,000   $ 30,600
                                                          =========   ========



The Company is also authorized to issue an unlimited number of preference shares in one or more series. The directors are authorized to fix the number of shares and their designation, rights, privileges and conditions attached to the shares of each series. As of August 31, 1999 no preference shares have been issued.

4.   Advances from shareholders:

The advances from shareholders are non-interest bearing, unsecured and due on demand.

5.   Uncertainty due to Year 2000 Issue:

The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

6. Subsequent event:

On October 1, 1999 a further 90,000 common shares were issued for $9,000 in the aggregate.

                                SCHEDULE 5.1 (p)

                         CHINA EMALL BUSINESS AGREEMENTS

1.       Agreement between China eMall and Wangfujing Department Store Ltd.

--------------------------------------------------------------------------------

                                SCHEDULE 5.2 (m)

                           UPHILL FINANCIAL STATEMENTS

None

--------------------------------------------------------------------------------

                                SCHEDULE 5.2 (p)

                           UPHILL BUSINESS AGREEMENTS

None

--------------------------------------------------------------------------------

                                SCHEDULE 5.3 (m)

                            GDCT FINANCIAL STATEMENTS

N/a

--------------------------------------------------------------------------------

                                SCHEDULE 5.3 (p)

                            GDCT BUSINESS AGREEMENTS

None.

--------------------------------------------------------------------------------

                                SCHEDULE 6.1 (k)

                             PURCHASER'S LITIGATION

1. In December, 1999 the Purchaser entered into a stipulated judgment in the amount of $37,000 related to an action commenced by David Johnston alleging liability on a promissory note. The Purchaser intends to settle this action for a total amount less than $37,000 which may include the issuance of 10,000 common shares and the payment of cash.

                                SCHEDULE 6.1 (m)

                         PURCHASER'S BUSINESS AGREEMENTS

1.       Management Services Agreement with Groupmark Canada Limited
2.       Trade-mark License Agreement with Groupmark Canada Limited
3.       Public Relation Agreement with Stephen Rossi Consulting
4.       Webranger License Agreement

                                SCHEDULE 6.1 (n)

                        PURCHASER'S FINANCIAL STATEMENTS

1. Unaudited balance sheet as at September 30, 1999 and statement of operations for the 9 months ended September 30,m 1999.

--------------------------------------------------------------------------------

                                SCHEDULE 6.1 (p)

                    PURCHASER'S ISSUED AND OUTSTANDING SHARES

Issued and Outstanding:                     15,520,268
Directors Options:                           2,000,000
Shares for salary                              555,000
Warrants                                     1,225,000
Subscriptions for cash                         550,000
Other                                           50,000
China eMall Shareholders                     6,115,000
                                    -------------------

Fully Diluted                               26,015,268

--------------------------------------------------------------------------------

                                SCHEDULE 6.1 (u)

                                 PURCHASER'S TAX

1. The Purchaser is aware of an investigation by the Internal Revenue Service relating to a corporation that merged with the Purchaser. Internal Revenue Service personnel have verbally responded to the Purchaser's inquiries and stated that the investigation is focused on the director of the corporation that merged with the Purchaser. However, the Purchaser recognizes that the investigation may represent a liability to the Purchaser.